Exhibit 99.1

 CONSENT OF RYSTAD ENERGY.
We hereby consent to the references to our company’s name in the Annual Report on Form 10-K for the Year Ended December 31, 2019 (the “Annual Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company of our Proppant Market report - 1Q 2020, published on December 10, 2019. We also hereby consent to the filing of this letter as an exhibit to the Annual Report.

RYSTAD ENERGY

By:	/s/ Chris Campbell
	Name:	Chris Campbell
	Title:	Business Development Manager
February 25, 2020